AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997

                                               Registration No. 333-33307

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A
                               AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      ATLANTIC GULF COMMUNITIES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                            2601 South Bayshore Drive
                            Miami, Florida 33133-5461
                                 (305) 859-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   59-0720444
                      (I.R.S. Employer Identification No.)

                                Thomas W. Jeffrey
                            Executive Vice President
                            2601 South Bayshore Drive
                            Miami, Florida 33133-5461
                                 (305) 859-4000
     (Name, address, including zip code and telephone number including area code, of agent for service)

      The Commission is requested to send copies of all communications to:
                               Carter Strong, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339
                                 (202) 857-6252

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on this 17th day of October, 1997.


                      ATLANTIC GULF COMMUNITIES CORPORATION

                  By: /s/ Thomas W. Jeffrey, Executive Vice President
                           and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on October 17, 1997:


Signatures                    Title



                              Chairman of the Board,
*/s/ J. Larry Rutherford      President and Chief
                              Executive Officer,
                                Director

                              Executive Vice
/s/ Thomas W. Jeffrey         President and Chief
                              Financial Officer

                              Vice President and
*/s/ Callis N. Carleton       Controller (Principal
                              Accounting Officer)

Lee Niebart                   Director

Ricardo Koenigsberger         Director

*/s/ Gerald N. Agranoff       Director

James M. DeFrancia            Director

*/s/ Charles K. MacDonald     Director

*/s/ W. Edward Scheetz        Director

------------

*pursuant to power of attorney

/s/ Thomas W. Jeffrey

                                  EXHIBIT INDEX


4 (a) Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 filed on July 23, 1997 (File No. 333-31939).

  (b) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

  (c) Statements of Preferences and Rights establishing Series A Preferred Stock and Series B Preferred Stock (included in Exhibit 4(a)).


*5 Opinion of Arent Fox Kintner Plotkin & Kahn concerning legality of securities being registered.


10(a) Investment Agreement (Exhibit EX-1 to the Company's Current Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997 (Exhibit EX-1 to the Company's Current Report on Form 8-K filed June 5, 1997).

  (b) Secured Agreement (Exhibit EX-6 to the Company's Current Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997.


23    Consents of experts and counsel:


   *(a) Arent Fox Kintner Plotkin & Kahn (included in Exhibit 5).
    (b) Ernst & Young LLP.
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*previously filed